Exhibit 99.1

PRESS RELEASE

CIRCOR Reports Fourth Quarter Results

•	16% Year-Over-Year Sales Growth in Fourth Quarter and 19% Increase for Full Year 2008

•	Company Records Non-Cash Goodwill and Intangible Impairment Charges of $141.3 Million

•	2008 Full-Year Cash Flow From Operations was $64.8 Million

•	Reports Significant Increases in Adjusted Operating Margin and Adjusted Earnings Per Diluted Share for Fourth-Quarter and Full-Year Periods

Burlington, MA – February 25, 2009 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the fourth quarter and full year ended December 31, 2008.

Comments on the Fourth Quarter and Full Year

Commenting on the Company’s performance, President and CEO Bill Higgins stated, “Circor delivered another quarter of strong operating performance as we completed a year of record financial results, including 19 percent revenue growth and a 370 basis point increase in adjusted operating margin, which is operating margins before special and asbestos charges. Many of our businesses experienced organic sales growth and excellent bottom-line performance for the quarter and the full year that was the direct result of robust markets and our continuous and aggressive efforts to improve Circor’s team, processes, and performance to customers. We exited 2008 with a strong balance sheet with 4 percent total debt to equity and $82.3 million in cash, cash equivalents and short-term investments.”

Consolidated Results

Revenues for the fourth quarter of 2008 were $202.0 million, an increase of $27.5 million from $174.5 million for the fourth quarter of 2007. The Company recorded a net loss of $110.1 million, or $6.52 per share, in the fourth quarter of 2008, compared with net income of $10.1 million, or $0.60 per diluted share, in the corresponding quarter of 2007. Fourth-quarter 2008 net income includes a pre-tax, non-cash goodwill and intangible impairment charge of $141.3 million recorded as a special charge. On an adjusted basis, net income, excluding the after-tax impact of special charges, for the fourth quarter of 2008 would have been $19.0 million, or $1.12 per diluted share, compared with adjusted net income of $9.5 million, or $0.56 per diluted share, for the fourth quarter of 2007.

The non-cash goodwill and intangible impairment charge recorded in the fourth quarter of 2008 was required by Statement of Financial Accounting Standards No. 142 primarily as a result of recent macroeconomic factors impacting global credit markets as well as slower industry business conditions. The goodwill impairment represented 81 percent of the

Company’s total goodwill and was within the Instrumentation and Thermal Fluid Controls segment. Goodwill and intangibles related to the Energy segment were not found to be impaired. These fourth-quarter impairment charges do not require any cash payments or impact Circor’s operations, liquidity or compliance with debt covenants.

Revenues for the full year ended December 31, 2008 increased 19 percent to $793.8 million, compared with $665.7 million for full year 2007. In full year 2008, the Company reported a net loss of $59.0 million, or $3.51 per share, compared to net income of $37.9 million, or $2.27 per diluted share, in 2007. Full year 2008 results include pre-tax special charges of $141.5 million, including the non-cash goodwill and intangible impairment charge of $141.3 million and $0.2 million related to executive retirements. Full-year 2007 net income included $2.5 million of special charges. On an adjusted basis, excluding the after tax impact of the above-mentioned special charges, diluted earnings per share would have been $4.13 for full year 2008 compared with diluted earnings per share of $2.37 for full year 2007.

The Company received orders totaling $143.1 million during the fourth quarter of 2008, down 16 percent year-over-year and 13 percent sequentially from the third quarter of 2008. The year-over-year and sequential reduction in activity reflects softening market conditions as a result of the worldwide economic slowdown, primarily in the energy, HVAC and process markets. Orders for full year 2008 totaled $742.3 million and backlog totaled $342.7 million, compared with $771.7 million and $391.6 million, respectively, in 2007.

During the fourth quarter of 2008, the Company generated $23.2 million of free cash flow, defined as net cash from operating activities, less capital expenditures and dividends paid. For full year 2008, the Company had free cash flow of $47.3 million compared to $42.5 million in 2007. The improvement from 2007 largely resulted from the increase in profitability of operations, excluding the non-cash goodwill and intangible impairment charge, partially offset by an increase in working capital needs and higher capital spending.

Instrumentation and Thermal Fluid Controls Products

Revenues for Circor’s Instrumentation and Thermal Fluid Controls Products segment increased by 3 percent to $94.5 million in the fourth quarter of 2008 from $91.5 million in the fourth quarter of 2007. Organic growth of 9 percent and growth through acquisitions of 1 percent were partially offset by adverse foreign currency adjustments of 7 percent primarily as a result of the U.S. dollar appreciating against the Euro during the quarter. Incoming orders for this segment were $94.7 million for the fourth quarter 2008, an increase of 2 percent from $93.1 million in the fourth quarter 2007.

Circor’s Instrumentation and Thermal Fluid Controls Products segment adjusted operating margin, which excludes the impact of special and asbestos charges, for the fourth quarter of 2008 was 11.2 percent compared with 12.8 percent in the fourth quarter of 2007. The year-over-year decrease in adjusted operating income for the fourth quarter of 2008 was a result of inflation on materials and wages, acquisition costs, facility consolidation costs and inventory write-offs, and was partially offset by favorable volume, price and productivity.

Energy Products

Circor’s Energy Products segment revenues increased by 29 percent to $107.5 million for the fourth quarter of 2008, from $83.1 million in the fourth quarter of 2007. Fourth-quarter revenues benefited from strong organic sales across the segment, growing 34 percent year-over year, partially offset by adverse foreign currency adjustments of 5 percent.

The Energy Products segment adjusted operating margin, which excludes the impact of special charges, was 20.1 percent during the fourth quarter of 2008 compared to 15.3 percent for the fourth quarter of 2007. Fourth quarter 2008 margins benefited from favorable project mix and strong sales volumes partially offset by material cost inflation and unfavorable currency effects as the Chinese RMB continued to appreciate versus the U.S. dollar.

Business and Financial Outlook

“We entered 2009 with the goal of emerging from the global recession stronger than our competitors,” said Higgins. “Even though we expect to face significant headwinds as a result of slowdowns in many end markets in both segments, we are well positioned for these challenging times. Our strong balance sheet, commitment to further enhancing our culture of operational excellence and continuous improvement and a diversified business portfolio should enable Circor to capture market opportunities and maintain a high quality of earnings in 2009.”

Circor is providing its outlook for the first quarter 2009. The Company currently expects revenues for the first quarter of 2009 in the range of $170 million to $176 million and earnings, excluding special charges, to be in the range of $0.56 to $0.68 per diluted share.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results Thursday, February 26, 2009, at 9:00 a.m. ET. Those who wish to listen to the conference call should visit http://www.investorcalendar.com/IC/CEPage.asp?ID=141075. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

The presentation slides that will be discussed in the conference call are expected to be available today, Wednesday, February 25, 2009, at approximately 6:00 pm ET and may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website at http://www.circor.com/quarterlyearnings.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Circor believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including first-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. is a leading provider of valves and other highly engineered products that allow customers around the world to use fluids safely and efficiently in the instrumentation, fluid regulation, aerospace and energy markets. CIRCOR International is a member of the Standard & Poor’s S&P SmallCap 600 Index. More information is available at www.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net revenues	$201,956	$174,523	$793,816	$665,740
Cost of revenues	138,766	121,320	541,519	470,373

GROSS PROFIT	63,190	53,203	252,297	195,367
Selling, general and administrative expenses	37,118	34,312	143,157	128,552
Asbestos charges	1,417	3,639	8,311	7,534
Special charges	141,297	(922)	141,457	2,514

OPERATING INCOME (LOSS)	(116,642)	16,174	(40,628)	56,767

Other (income) expense:
Interest income	(396)	(134)	(1,350)	(393)
Interest expense	276	289	1,170	3,394
Other (income) expense, net	(390)	133	270	(1,257)

Total other expense	(510)	288	90	1,744

INCOME (LOSS) BEFORE INCOME TAXES	(116,132)	15,886	(40,718)	55,023
Provision (benefit) for income taxes	(6,024)	5,765	18,297	17,112

NET INCOME (LOSS)	$(110,108)	$10,121	$(59,015)	$37,911

Earnings per common share:
Basic	$(6.52)	$0.61	$(3.51)	$2.31
Diluted	$(6.52)	$0.60	$(3.51)	$2.27

Weighted average common shares outstanding:
Basic	16,897	16,646	16,817	16,442
Diluted	16,897	16,925	16,817	16,730

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Twelve Months Ended
	December 31, 2008	December 31, 2007
OPERATING ACTIVITIES
Net income	$(59,015)	$37,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,548	10,870
Amortization	2,625	2,579
Goodwill and intangible impairments	141,297	—
Compensation expense of stock-based plans	3,632	5,704
Tax effect of share based compensation	(2,242)	(3,623)
Deferred income taxes (benefit)	(15,757)	(3,574)
(Gain) loss on sale of assets held for sale	—	(1,229)
Loss on disposal of property, plant and equipment	231	102
Gain on sale of affiliate	—	(1,605)
Equity in undistributed income of affiliates	—	452

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(10,068)	(12,532)
Inventories	(8,965)	(15,672)
Prepaid expenses and other assets	329	(13,187)
Accounts payable, accrued expenses and other liabilities	1,203	50,720

Net cash provided by operating activities	64,818	56,916

INVESTING ACTIVITIES
Additions to property, plant and equipment	(14,972)	(11,983)
Proceeds from disposal of property, plant and equipment	186	939
Proceeds from sale of assets held for sale	311	4,072
Proceeds from sale of affiliate	—	1,605
Purchase of ST investments	(254,965)	(8,760)
Proceeds from sale of ST investments	227,783	—
Business acquisitions, net of cash acquired	(7,263)	(2,704)

Net cash used in investing activities	(48,920)	(16,831)

FINANCING ACTIVITIES
Proceeds from debt borrowings	124,521	87,641
Payments of debt	(133,701)	(130,709)
Dividends paid	(2,523)	(2,464)
Proceeds from the exercise of stock options	2,392	6,380
Tax effect of share based compensation	2,242	3,623

Net cash used in financing activities	(7,069)	(35,529)

Effect of exchange rate changes on cash and cash equivalents	3,982	1,454

INCREASE IN CASH AND CASH EQUIVALENTS	12,811	6,010
Cash and cash equivalents at beginning of year	34,662	28,652

CASH AND CASH EQUIVALENTS AT END OF YEAR	$47,473	$34,662

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash & cash equivalents	$47,473	$34,662
Short-term investments	34,872	8,861
Trade accounts receivable, less allowance for doubtful accounts of $1,968 and $2,151, respectively	134,731	125,663
Inventories	183,291	171,661
Prepaid expenses and other current assets	3,825	3,990
Deferred income taxes	12,396	8,220
Insurance receivable	6,081	6,885
Assets held for sale	1,015	312

Total Current Assets	423,684	360,254

Property, Plant and Equipment, net	82,843	82,465

Other Assets:
Goodwill	32,092	169,110
Intangibles, net	42,123	47,373
Non-current insurance receivable	4,684	5,014
Other assets	2,597	12,253

Total Assets	$588,023	$676,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$94,421	$82,038
Accrued expenses and other current liabilities	69,948	72,481
Accrued compensation and benefits	22,604	21,498
Asbestos liability	9,310	9,697
Income taxes payable	9,873	7,900
Notes payable and current portion of long-term debt	622	201

Total Current Liabilities	206,778	193,815

Long-Term Debt, net of current portion	12,528	21,901
Deferred Income Taxes	3,496	19,106
Long-Term Asbestos Liability	9,935	7,062
Other Non-Current Liabilities	21,664	14,201
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,895,250 and 16,650,407 issued and outstanding, respectively	169	167
Additional paid-in capital	247,196	240,000
Retained earnings	83,106	144,644
Accumulated other comprehensive income	3,151	35,573

Total Shareholders’ Equity	333,622	420,384

Total Liabilities and Shareholders’ Equity	$588,023	$676,469

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
ORDERS
Instrumentation & Thermal Fluid Controls	$94,732	$93,071	$408,493	$366,913

Energy Products	48,349	77,348	333,775	404,752

Total orders	$143,081	$170,419	$742,268	$771,665

	December 31, 2008	December 31, 2007
BACKLOG
Instrumentation & Thermal Fluid Controls	$169,787	$136,749

Energy Products	172,914	254,841

Total backlog	$342,701	$391,590

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$81,296	$85,740	$85,094	$91,466	$343,596	$88,450	$98,867	$96,298	$94,499	$378,114
Energy Products	79,967	80,197	78,923	83,057	322,144	88,125	107,738	112,382	107,457	415,702

Total	161,263	165,937	164,017	174,523	665,740	176,575	206,605	208,680	201,956	793,816

ADJUSTED OPERATING MARGIN

Instrumentation & TFC (excl. special & asbestos charges)	8.9%	9.6%	9.3%	12.8%	10.2%	12.5%	12.6%	12.3%	11.2%	12.1%
Energy Products (excl. special charges)	12.7%	16.3%	17.4%	15.3%	15.4%	16.2%	20.4%	23.2%	20.1%	20.2%
Segment operating income (excl. special & asbestos charges)	10.8%	12.8%	13.2%	14.0%	12.7%	14.4%	16.6%	18.1%	15.9%	16.3%
Corporate expenses (excl. special & asbestos charges)	-2.3%	-2.3%	-3.0%	-3.1%	-2.7%	-2.6%	-2.4%	-2.4%	-3.0%	-2.6%
Adjusted Operating Income	8.5%	10.5%	10.2%	10.8%	10.0%	11.7%	14.3%	15.7%	12.9%	13.7%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-0.6%	-1.1%	-2.1%	-1.1%	-0.6%	-1.0%	-1.8%	-0.7%	-1.0%
Special charges	-0.4%	-0.4%	-1.3%	0.5%	-0.4%	-0.1%	0.0%	0.0%	-70.0%	-17.8%
Total operating margin	7.4%	9.5%	7.8%	9.3%	8.5%	11.0%	13.3%	13.9%	-57.8%	-5.1%

ADJUSTED OPERATING INCOME

Instrumentation & TFC (excl. special & asbestos charges)	7,271	8,204	7,913	11,681	35,069	11,069	12,451	11,803	10,558	45,881
Energy Products (excl. special charges)	10,125	13,063	13,745	12,675	49,608	14,303	21,938	26,023	21,556	83,820

Segment operating income (excl. special & asbestos charges)	17,396	21,267	21,658	24,356	84,677	25,372	34,389	37,826	32,114	129,701
Corporate expenses (excl. special & asbestos charges)	(3,653)	(3,804)	(4,942)	(5,463)	(17,862)	(4,628)	(4,890)	(5,001)	(6,042)	(20,561)

Adjusted Operating Income	13,743	17,463	16,716	18,893	66,815	20,744	29,499	32,825	26,072	109,140

Asbestos charges (attributable to Instrumentation & TFC)	(1,038)	(1,018)	(1,837)	(3,641)	(7,534)	(1,075)	(2,009)	(3,810)	(1,417)	(8,311)
Special charges	(691)	(615)	(2,130)	922	(2,514)	(160)	—	—	(141,297)	(141,457)

Total operating income	12,014	15,830	12,749	16,174	56,767	19,509	27,490	29,015	(116,642)	(40,628)

INTEREST (EXPENSE) INCOME, NET	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	120	180
OTHER (EXPENSE) INCOME, NET	97	(215)	1,508	(133)	1,257	(401)	(248)	(11)	390	(270)

PRETAX INCOME	10,893	14,731	13,513	15,886	55,023	18,963	27,265	29,186	(116,132)	(40,718)
PROVISION FOR INCOME TAXES	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	6,024	(18,297)

EFFECTIVE TAX RATE	32.0%	32.0%	23.3%	36.3%	31.1%	32.0%	32.4%	32.3%	5.2%	-44.9%
NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$(110,108)	$(59,015)

Weighted Average Common Shares Outstanding (Diluted)	16,533	16,679	16,768	16,925	16,730	16,872	17,053	17,068	16,897	16,817

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.60	$0.62	$0.60	$2.27	$0.76	$1.08	$1.16	$(6.52)	$(3.51)

EBIT	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$29,004	$(116,252)	$(40,898)
Depreciation	2,808	2,812	2,662	2,588	10,870	2,874	2,977	3,001	2,696	11,548
Amortization of intangibles	626	632	659	662	2,579	656	676	680	613	2,625

EBITDA	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$32,685	$(112,943)	$(26,725)

EBITDA AS A PERCENT OF SALES	9.6%	11.5%	10.7%	11.1%	10.7%	12.8%	15.0%	15.7%	-55.9%	-3.4%

CAPITAL EXPENDITURES	$1,776	$2,266	$2,844	$5,097	$11,983	$2,851	$3,433	$3,878	$4,810	$14,972

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,429)	$5,439	$11,470	$30,989	$42,469	$(5,366)	$31,536	$(2,062)	$23,215	$47,323
ADD: Capital expenditures	1,776	2,266	2,844	5,097	11,983	2,851	3,433	3,878	4,810	14,972
Dividends paid	609	614	617	624	2,464	626	631	631	635	2,523

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,044)	$8,319	$14,931	$36,710	$56,916	$(1,889)	$35,600	$2,447	$28,660	$64,818

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$39,366	$29,848	$11,815	$(21,421)	$(21,421)	$(21,709)	$(46,796)	$(42,029)	$(69,195)	$(69,195)
ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690	38,835	35,177	47,473	47,473
Investments	87	94	100	8,861	8,861	4,036	31,590	29,376	34,872	34,872

TOTAL DEBT	$66,503	$55,223	$42,089	$22,102	$22,102	$25,017	$23,629	$22,524	$13,150	$13,150

DEBT AS % OF EQUITY	18%	14%	10%	5%	5%	6%	5%	5%	4%	4%
TOTAL DEBT	66,503	55,223	42,089	22,102	22,102	25,017	23,629	22,524	13,150	13,150
TOTAL SHAREHOLDERS’ EQUITY	369,578	385,538	409,136	420,384	420,384	446,379	465,958	470,888	333,622	333,622

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$29,004	$(116,252)	$(40,898)
LESS: Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	120	180
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	6,024	(18,297)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$(110,108)	$(59,015)

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$32,685	$(112,943)	$(26,725)
LESS:
Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	120	180
Depreciation	(2,808)	(2,812)	(2,662)	(2,588)	(10,870)	(2,874)	(2,977)	(3,001)	(2,696)	(11,548)
Amortization	(626)	(632)	(659)	(662)	(2,579)	(656)	(676)	(680)	(613)	(2,625)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	6,024	(18,297)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$(110,108)	$(59,015)

ADJUSTED NET INCOME, EXCLUDING SPECIAL CHARGES, NET OF TAX	$7,877	$10,436	$11,813	$9,494	$39,621	$13,004	$18,425	$19,773	$19,026	$70,228
LESS: Special charges, net of tax	(470)	(418)	(1,448)	627	(1,710)	(109)	—	—	(129,134)	(129,243)
NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$(110,108)	$(59,015)

ADJUSTED WEIGHTED AVERAGE SHARES	16,533	16,679	16,768	16,925	16,730	16,872	17,053	17,068	17,010	17,005
Adjustment for anti-dilutive conversion of shares	—	—	—	—	—	—	—	—	113	188

Weighted average common shares outstanding (diluted)	16,533	16,679	16,768	16,925	16,730	16,872	17,053	17,068	16,897	16,817

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES, NET OF TAX	$0.48	$0.63	$0.70	$0.56	$2.37	$0.77	$1.08	$1.16	$1.12	$4.13
LESS: Special Charges, net of tax impact on EPS	$(0.03)	$(0.03)	$(0.09)	$0.04	$(0.10)	$(0.01)	$—	$—	$(7.64)	$(7.69)

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.60	$0.62	$0.60	$2.27	$0.76	$1.08	$1.16	$(6.52)	$(3.51)